Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated April 1, 2024, with respect to the consolidated financial statements of BingEx Limited, incorporated herein by reference.

/s/ KPMG Huazhen LLP
Beijing, China
February 21, 2025